UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

On June 29, 2011,  ProUroCare Medical Inc. (the Company”) held a first closing on $125,000 in a private placement of 10% secured, subordinated convertible notes .  James Davis, Director, and Jack Petersen, a greater than 5% shareholder at the time of the transaction, each purchased $50,000 of the notes, and Larry Getlin, Director, purchase $25,000 of the notes. The notes bear interest at 10% per annum, mature on September 15, 2013 and are convertible into shares of the Company’s common stock at a conversion price of $1.30 per share.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Officers; Election of New Directors

On June 27, 2011, the board of directors of ProUroCare Medical Inc. (the “Company”), elected Lawrence W. Getlin, JD to the board of directors, effective immediately.

Mr. Getlin served as Senior Vice President of Corporate Compliance, Legal and Quality at American Medical Systems from June  2006 to April  2010, and previously as its Vice President of Regulatory, Clinical Affairs and Quality Systems for 15 years.  Before joining American Medical Systems he directed U.S. and international regulatory approval programs and GMP compliance initiatives at the Pharmaseal Division of Baxter Healthcare for over 14 years.  He is currently a member of the St. Cloud State University Regulatory Affairs and Services and Applied Clinical Research Master of Science Industry Advisory Board.  He is a member of the California State Bar Association, American Bar Association, Health Law Section and the Regulatory Affairs Professional Society (RAPS).

Mr. Getlin had the following related person transactions with the Company reportable under Item 404(a) of Regulation S-K during since January 1, 2010:

The Company has engaged Mr. Getlin to perform consulting services from time to time in the area of regulatory affairs.  Consulting fees earned by Mr. Getlin were $12,900 and $1,600 during the six month period ended June 30, 2011 and the year ended December 31, 2010, respectively.  The Company expects to continue to engage Mr. Getlin in a consulting role on a similar basis in the future.

On June 29, 2011, Mr. Getlin purchased $25,000 of notes in the Company’s private placement of 10% secured, subordinated convertible notes (see Item 2.03 above). The notes bear interest at 10% per annum, mature on September 15, 2013 and are convertible into shares of the Company’s common stock at a conversion price of $1.30 per share.

Mr. Getlin’s participation on any of the Board’s committees has not been determined.  There is no arrangement or understanding between Mr. Getlin and any other person pursuant to which he was elected as a director of the Company.

The Company will compensate Mr. Getlin in a manner consistent with its non-management director compensation program.  Under the terms of the program, each director receives $10,000 per year and an equity award of options upon the director’s first joining the Board equal to $25,000 divided by the closing fair market price of the Corporation’s common stock on the joining date, times the ratio determined by dividing the of number full months between the joining date and the date of the Corporation’s annual meeting by 12.  In addition, non-employee directors receive annually upon re-election to the Board a similar option to purchase $25,000 of the Corporation’s common stock.  All such options vest ratably over the 12-month period following issuance.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Form of 10% Secured, Subordinated Convertible Note issued pursuant to the Company’s private placement of promissory notes on June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: July 1, 2011	By /s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer